REALOGY ANNOUNCES INTENTION TO

REPURCHASE UP TO 11 MILLION SHARES IN THE OPEN MARKET

Open Market Repurchases to be Made Under

Previously Announced 48 Million Share Repurchase Program

Company Expects 2006 Third Quarter Results

To be Consistent with its Full Year 2006 Forecast

Company to Hold Conference Call and Webcast

To Announce 3Q 2006 Results on Nov. 1, 2006

PARSIPPANY, N.J., Oct. 11, 2006 - Realogy Corporation (NYSE: H) today announced that, pursuant to its previously announced share repurchase program to purchase up to 48 million shares, it plans to repurchase up to 11 million shares of its common stock through open market purchases. The Company expects to finance these share repurchases with cash on hand and borrowings under its revolving credit facility, and to complete these share repurchases by year-end 2006. This amount is in addition to the 37 million shares repurchased through the Company's "Dutch auction" tender offer, which expired on Sept. 26, 2006.

The Company expects its 2006 third quarter results to be consistent with its most recent projections for full year 2006, which were announced on Aug. 23, 2006 and reconfirmed on Sept. 27, 2006. Such projections indicated that EBITDA, excluding separation, restructuring and legacy costs of our former parent incurred by us, is expected to range from $800 million to $900 million for full year 2006. Detail relating to Realogy's full year 2006 projections are contained in a press release dated Aug. 23, 2006, as well as in the Company's most recent investor presentation, both of which are available on the Company's web site at www.realogy.com.

Specifically, the Company expects 2006 third quarter revenue to be in the range of $1.70 billion to $1.75 billion; EBITDA, excluding separation, restructuring and legacy costs of our former parent incurred by us, to be in the range of $265 million to $280 million; and net income, on the same basis, to be in the range of $125 million to $135 million. Net income, after deducting estimated separation, restructuring and legacy costs of our former parent incurred by us, is expected to total $65 million to $90 million for the quarter. The majority of the aggregate separation, restructuring and legacy costs of our former parent incurred by us are non-cash expenses. (Please see Table 1 for a definition of EBITDA, excluding separation, restructuring and legacy costs of our former parent incurred by us, and a reconciliation of the expected 2006 third quarter ranges of that measure to net income.)

Realogy plans to release its third quarter 2006 results after the market closes on Nov. 1, 2006. The Company will also hold a conference call to review its results at 5:00 p.m. (ET) that same day. The call will be hosted by Henry R. Silverman, chairman and CEO; Richard A. Smith, vice chairman and president; and Anthony E. Hull, executive vice president, CFO and treasurer.

Investors may access the conference call live at www.realogy.com or by dialing (888) 577-8991 and referencing "Realogy;" international participants should dial (210) 234-0010. Please dial in at least 5-10 minutes prior to start time. A web replay will be available at www.realogy.com following the call. A telephone replay will be available from 8:00 p.m. (ET) on Nov. 1, 2006 until 10:00 p.m. (ET) on Nov. 8, 2006 at (800) 251-9790; international participants should dial (402) 220-9702.

About Realogy Corporation

Realogy Corporation (NYSE: H), the world's largest real estate franchisor, has a diversified business model that also includes real estate brokerage, relocation and title services. Realogy's world-renowned brands and business units include Century 21®, Coldwell Banker®, Coldwell Banker Commercial®, ERA®, Sotheby's International Realty®, ONCOR International, NRT Incorporated, Cartus and Title Resource Group. Headquartered in Parsippany, N.J., Realogy (www.realogy.com) has more than 15,000 employees worldwide.

Forward-Looking Statements

Certain statements in this press release, including but not limited to those relating to our expected 2006 third quarter results and our 2006 full year forecast, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy Corporation ("Realogy") to be materially different from results, performance or achievements expressed or implied by such forward-looking statements. When our actual results of operations for the third quarter are finalized, they will be unaudited and will reflect any adjustments necessary, in management's opinion, for a fair presentation of such information. Our actual 2006 third quarter or full year results could vary materially from those projected in this press release. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "may fluctuate" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could affect our future results and could cause actual results to differ materially from those expressed in such forward-looking statements include but are not limited to adverse developments in general business, economic and political conditions or any outbreak or escalation of hostilities on a national, regional or international basis, a decline in the number of home sales and/or prices, local and regional conditions in the areas where our franchisees and brokerage operations are located, our inability to access capital and/or asset backed markets on favorable terms, and risks inherent in Realogy's separation from Cendant and the related transactions.

In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward looking statements are specified in Realogy's filings with the Securities and Exchange Commission (the "SEC"), including Realogy's Information Statement dated July 13, 2006 and its Quarterly Report on Form 10-Q for the three months ended June 30, 2006 under headings such as "Risk Factors," "Forward-Looking Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Except for Realogy's ongoing obligations to disclose material information under the federal securities laws, Realogy undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained on Table 1 attached to this release.

Media Contact:
Mark Panus
(973) 407-7215
mark.panus@realogy.com

Investor Relations Contact:
Henry A. Diamond
(973) 407-2710
henry.diamond@realogy.com

Table 1 - Reconciliation of EBITDA excluding separation, restructuring and former parent legacy costs incurred by Realogy, to Net Income
	For the Three Months
	Ended Sept. 30, 2006
	(In millions)

	Low	High
Total EBITDA before separation, restructuring and Cendant legacy costs	$ 265	$ 280
Less:
Separation, restructuring and legacy costs	95	72
Depreciation and amortization	40	36
Interest expense (income), net	15	14
Income before income taxes and minority interest	115	158
Less:
Provision for income taxes	49	67
Minority interest, net of tax	1	1
Net income	$ 65	$ 90

The financial measure EBITDA excluding separation, restructuring and former parent legacy costs incurred by us, is a supplemental measure of our performance that is not a GAAP measure. It is defined as net income before separation, restructuring and legacy costs of our former parent incurred by us, interest expense (other than interest relating to secured obligations), income taxes, depreciation, amortization and minority interest. A reconciliation of this financial measure to the most directly comparable GAAP measure, net income, is presented above.

We present this financial measure because we believe this measure provides investors with important additional information to evaluate our operating performance. We believe it is useful as a supplemental measure in evaluating performance of our operating businesses and provides greater transparency into our combined results of operations. It is the measure used by our management, including our chief operating decision maker, to perform such evaluation, and it is a factor in measuring compliance with debt covenants relating to certain of our borrowing arrangements. It should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with generally accepted accounting principles.

EBITDA excluding separation, restructuring and former parent legacy costs incurred by us, has limitations as an analytical tool, and you should not consider it in isolation, or as an alternative to pretax income or any other operating performance measure presented in accordance with GAAP.